UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 18, 2008
Date of report  (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
                           (Address of Principal Executive Offices)               (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.
     On June 18, 2008, amendments to IMAX Corporation’s Stock Option Plan (the “SOP”) were approved by shareholders at the Company’s Annual and Special Meeting of Shareholders. The revised and restated Stock Option Plan includes changes to amending provisions; the number of options available for future grants; the term where an award would otherwise expire during or immediately following a blackout period; and other amendments including changes to the limitations on the number of options that may be granted to participants under the SOP. In approving the amendments to the SOP, the shareholders also approved the amendment of all outstanding options granted under the SOP to accord with the SOP as amended. The other terms and conditions of outstanding options, including vesting, exercise price and term remain unchanged. For a complete summary of the terms and conditions of the SOP, please refer to the Company’s proxy statement on Schedule 14A, filed with the Securities & Exchange Commission on April 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: June 24, 2008	By:	“Robert D. Lister”
		Name:	Robert D. Lister General Counsel

	By:	“G. Mary Ruby”
		Name:	G. Mary Ruby Corporate Secretary